Control Number : 20242346

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF AMENDMENT

NAME CHANGE

I, **Brad Raffensperger**, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that

Roots Real Estate Exchange I, LLC
a Domestic Limited Liability Company

has filed articles/certificate of amendment in the Office of the Secretary of State on 12/29/2021 changing its name to

Roots Real Estate Investment Community I, LLC
a Domestic Limited Liability Company

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on 01/19/2022.

Brad Raffensperger
Secretary of State

ARTICLES OF AMENDMENT

Electronically Filed
Secretary of State
Filing Date: 12/29/2021 11:44:48 AM

Article 1

Business Name	: Roots Real Estate Exchange I, LLC
Control Number	: 20242346

Article 2

The date the original articles of organization were filed was: 12/08/2020

Article 3

The entity hereby adopts an amendment to change its name to the following new business name:

New Business Name	: Roots Real Estate Investment Community I, LLC
Effective Date	: 12/29/2021

Authorizer Information

Authorizer Signature : Michael P. Williams **Authorizer Title :** Attorney In Fact